Exhibit 99.1

Growing Young
The Life in a Day | Equity LifeStyle Properties | 2016

REIT Industry Same Store NOI Growth
10.0%
9.5%
9.0%
8.5%
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
-1.0%
-1.5%
-2.0%
-2.5%
-3.0%
-3.5%
4Q16
3Q16
2Q16
1Q16
4Q15
3Q15
2Q15
1Q15
4Q14
3Q14
2Q14
1Q14
4Q13
3Q13
2Q13
1Q13
4Q12
3Q12
2Q12
1Q12
4Q11
3Q11
2Q11
1Q11
4Q10
3Q10
2Q10
1Q10
4Q09
3Q09
2Q09
1Q09
4Q08
3Q08
2Q08
1Q08
4Q07
3Q07
2Q07
1Q07
4Q06
3Q06
2Q06
1Q06
4Q05
3Q05
2Q05
1Q05
4Q04
3Q04
2Q04
1Q04
4Q03
3Q03
2Q03
1Q03
4Q02
3Q02
2Q02
1Q02
4Q01
3Q01
2Q01
1Q01
4Q00
3Q00
2Q00
1Q00
4Q99
3Q99
2Q99
1Q99
4Q98
3Q98
ELS
REIT
Industry
ELS Average 4.0%
REIT Industry Average 3.0%
Source: Citi Investment Research March 2017
Dear Readers,
ELS offers an investor the opportunity to participate in a superior portfolio with unique cash flow characteristics. The consistency of cash flow and historically steady growth in funds from operations distinguish ELS among real estate investment trusts. An investment in ELS is further enhanced by the unique attributes of our customer base.
Over the last 20 years, ELS investor presentations have focused on the coming of age for the Baby Boomers. The Boomers have arrived and, for the next thirteen years, 10,000 people will turn 65 years old every day. These Baby Boomers are at a crucial point in their lives where they focus on the best place to “Grow Young.”
Our communities offer a chance to stay connected and active. Fitness centers and clubhouses teeming with activities are sought-after amenities as customers begin their retirement planning. Those attributes, along with a location in a prime retirement destination, provide the perfect combination for those who yearn to begin a new chapter in their lives.
Providing options and flexibility are key areas of focus to make certain we meet the needs of our customer base. We pride ourselves in understanding the decision process and dedicate our efforts toward making the choice clearer.
Our customers are introduced to ELS through a variety of channels. They may begin as an RV guest and ultimately stay with us for the season. Alternatively, they may begin as a lead, a simple inquiry, exploring options for living in one of our lifestyle communities. Either way, each one becomes a valued part of the ELS family.
Our customers are active users of social media. Social media channels provide a conduit for us to establish an emotional connection between our customers and our product offerings. We dedicate significant resources to refine both our message and our channels to provide relevant information to our customers.
Our storybook this year focuses on the exciting opportunities our customers embrace when entering the next phase of their lives, whether they are relocating to their perfect next home or opting to explore the country in their RV. The pictures in this book illustrate the colorful life that awaits those who choose to live or vacation in an ELS community.
Sam Zell
Marguerite Nader
Chairman of the Board
President and CEO

Laughter is timeless, and keeps us all youthful, which is key when a lifetime of activities await.
It takes a lifetime to grow this young.

Never stop saying,
go play outside.
Splash, play, float, relax. We work to provide the lifestyle our customers want most. Our goal is to keep them playing outside for as long as they choose.

We’re all just kids who are growing up
much too fast.
Grow bolder.
With all of the things happening in our day-to-day lives, it’s important to have a little fun – hula hoops encouraged.
Stay young at heart.

Spend all of your time on happiness, and every moment with those who matter most.
Friendly competition among neighbors reminds us of our childhood, but proves that these are our glory days.
Our objective is to
create memories.
We strive to host activities and events that create long-lasting memories for our customers. We want to be a part of their “remember when...”

Whatever you do,
always collect moments.
Each day, our customers should be saying, “We didn’t realize we were making memories; we just knew we were having fun.” That’s how we know to count the day as a win.
There’s no good reason to act your age.

Live a colorful life, and always use the whole box of crayons.
We are 100% shuffle
and 0% bored.
We remain focused on building community at each and every property. Whether that means a game of shuffleboard between friends, or larger scale events, our customers are bound to try a little bit of everything.

Be bold and
live in color.
Vibrancy and enthusiasm are the essence of all of our events. From luaus and concerts to stargazing clubs and water aerobics, our customers’ palettes are full of options!
Life is a journey, and we are the destination.
The people and places of Equity LifeStyle Properties

De Anza Santa Cruz
Santa Cruz, CA
Meadowbrook
Santee, CA

Date Palm Country Club
Cathedral City, CA
Yosemite Lakes
Groveland, CA

Contempo Marin
San Rafael, CA
Palm Springs
Palm Desert, CA

Monte Vista Village Resort
Mesa, AZ
ViewPoint Golf Resort
Mesa, AZ

Casa del Sol Resort East
Glendale, AZ
Mesa Spirit
Mesa, AZ

Voyager RV Resort
Tucson, AZ
Verde Valley
Cottonwood, AZ

Fun-N-Sun
San Benito, TX
The Reserve at Lake Conroe
Willis,TX

Holiday Hills Village
Federal Heights, CO
Mountain View
Henderson, NV

Leavenworth
Leavenworth, WA
Mt. Hood Tiny House Village
Welches, OR

Portland Fairview RV Resort
Fairview, OR
Kloshe Illahee
Federal Way, WA

Tall Chief
Fall City, WA
La Conner
La Conner, WA

Yukon Trails
Lyndon Station, WI
Pine Country
Belvidere, IL

Stonegate Manor
North Windham, CT
Natchez Trace
Hohenwald, TN

Greenwood Village
Manorville, NY
Lake George Escape
Lake George, NY

Alpine Lake
Corinth, NY
Greenbriar Village
Bath, PA

Bay Indies
Venice, FL
Crystal Lake
Zephyrhills, FL

Riverside RV Resort
Arcadia, FL
Forest Lake Estates
Zephyrhills, FL

Tropical Palms RV Resort
Kissimmee, FL
Tropical Palms RV Resort
Kissimmee, FL

Royal Coachman RV Resort
Nokomis, FL
Colony Cove
Ellenton, FL

Coquina Crossing
Elkton, FL
Mid Florida Lakes
Leesburg, FL

Sunshine Key RV Resort & Marina
The Florida Keys, FL
Fiesta Key RV Resort
The Florida Keys, FL

els
Equity LifeStyle Properties
Two North Riverside Plaza • Chicago, Illinois 60606 • (800) 247-5279 | EquityLifeStyleProperties.com